EMPLOYMENT AGREEMENT
                       --------------------

     This Employment Agreement (the "Agreement"), dated as of
April 1, 1997, is entered into between French Fragrances, Inc., a
Florida corporation (the "Company"), and Rafael Kravec (the
"Executive").

                             RECITAL

    The Executive has been employed in the capacity of President of the Company since July 1992. The Company desires to continue its employment of the Executive in the capacity of Chief Executive Officer in accordance with the terms and subject to the conditions set forth in this Agreement, and the Executive desires to accept such employment.

                            AGREEMENT

     In consideration of the foregoing and of the mutual promises set forth in this Agreement, the Company and the Executive agree as follows:

     1. Employment. The Company hereby employs the Executive as an officer of the Company, initially with the title of Chief
Executive Officer, and the Executive hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

     2. Term. The term of this Agreement shall be three years, commencing on the date hereof and ending on the third anniversary of such date, subject to earlier termination pursuant to the provisions of Section 9. This Agreement shall be renewable for successive one year periods unless earlier terminated as provided in this Agreement or unless either party provides the other with a written notice of non-renewal at least 90 days prior to the applicable term.

     3. Duties. During the term of this Agreement, the Executive shall serve in such capacities and perform such duties as the Board of the Company (the "Board") may, from time to time, designate. Initially, the Executive shall serve as the Chief Executive Officer of the Company and shall have management control of the Company subject to the supervision of the Board.

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The Executive shall devote his full business time and energies to the business and affairs of the Company and shall use his best efforts, skills and abilities to promote the interests of the Company and to diligently and competently perform the duties of his position; provided that the Executive shall be entitled to devote a reasonable portion of his time to civic, religious and personal business matters not competitive with that of the Company.

     4.  Compensation and Benefits.

     (a) Base Compensation. During the term of this Agreement, the Company shall pay to the Executive, and the Executive shall accept from the Company, as compensation for the performance of services under this Agreement and the Executive's observance and performance of all of the provisions hereof, an annual salary at such rate as may be fixed from time to time by the Board or the Compensation Committee of the Board (the "Base Compensation") based on the Executive's performance and such other factors as the Board shall consider. The Executive's Base Compensation shall be payable in accordance with the normal payroll practices of the Company and shall be subject to withholding for applicable taxes and other amounts.

     (b) Bonuses and Incentive Compensation; Bonus Pool. The Executive shall also be eligible to receive such other compensation as the Board or the Compensation Committee shall determine, including, without limitation, bonuses and stock option grants. During the term of this Agreement, the Company shall continue to maintain an annual bonus pool for the benefit of the Executive, other members of senior management and key employees of the Company. The bonus pool shall be equal to 6% of the Pre-Tax Profit of the Company. For purposes of this Section 4(b), "Pre-Tax Profit" shall mean the aggregate net profit, less bonus payments to other employees and before provision for income taxes, attributable to the Company. The allocation and payment of the amounts available in the bonus pool shall be determined by the Compensation Committee.

      (c) Other Benefits. During the term of this Agreement, the Executive shall be entitled to participate in or benefit from, in accordance with the eligibility and other provisions thereof,
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such medical, insurance, pension, retirement, life insurance, profit sharing and other fringe benefit plans or policies as the Company may make available to, or have in effect for, its key executive personnel from time to time. The Company retains the rights to terminate or alter any such plans or policies from time to time. The Executive shall also be entitled to holidays, paid vacation time, sick leave and other similar benefits in accordance with policies of the Company from time to time in effect for key executive personnel.

     5. Reimbursement of Business Expenses. During the term of this Agreement, upon submission of appropriate supporting documentation and in accordance with such guidelines as may be established from time to time by the Company, the Executive shall be reimbursed by the Company for all reasonable business and travel expenses incurred by the Executive on behalf of the Company in connection with the performance of services under this Agreement.

     6. Confidentiality. The Executive acknowledges that the Executive has had and will continue to have knowledge of, and access to, all proprietary and confidential information of the Company, including, without limitation, the Company's methods of operation and other trade secrets, financial and marketing information, and the identity of customers and suppliers (collectively, the "Confidential Information"), and that such information constitutes valuable, special and unique assets of the Company. Accordingly, during and after his employment under this Agreement, Executive shall keep all such information in the strictest confidence and shall not, to the detriment of the Company, knowingly disclose or reveal to any unauthorized person any confidential or proprietary information relating to the Company, including without limitation, any operational methods, marketing strategies, product development techniques or plans, and customer or supplier lists, so long as the information has not been publicly disclosed other than as a result of a violation of this covenant. The Executive acknowledges that the Company would not enter into this Agreement without the assurance that all Confidential Information will be used for the exclusive benefit of the Company. Upon the termination of Executive's employment with the Company, the Executive shall promptly deliver to the Company all notes, reports and all other materials relating to the Company's business, including without limitation, any materials incorporating Confidential Information, which are in the Executive's possession or control.

     7. Non-competition. The Executive agrees not utilize his special knowledge of the business of the Company and his relationships with customers, suppliers and others to compete with the Company. During the term of this Agreement and for a period of five years after the expiration or termination of this Agreement, the Executive shall not engage or have an interest, anywhere in the State of Florida or any other geographic area where the Company does business or in which its products are marketed, alone or in association with others, as principal, officer, agent, employee, director, partner or stockholder, or through the investment of capital, lending of money or property, rendering of services or otherwise, in any business competitive with or similar to that engaged in by the Company, including without limitation, the distribution or sale of perfume products. During the same period, the Executive shall not, and shall not permit any of his employees, agents or others under his control to, directly or indirectly, on behalf of himself or any other Person, (i) call upon, accept business from, or solicit the business of any person who is, or who had been at any time during the preceding year, a customer of the Company or any successor to the business of the Company, or otherwise divert or attempt to divert any business from the Company or any such successor, (ii) recruit or otherwise solicit or induce any person who is, or had been at any time during the preceding year, a supplier of the Company or any successor to the business of the Company to terminate its relationship with the Company or any successor, or
(iii) recruit or otherwise solicit or induce any person who is an employee of, or otherwise engaged by, the Company or any successor to the business of the Company to terminate his or her employment or other relationship with the Company or such successor.

     8. Remedies. The restrictions set forth in Sections 6 and 7 are considered by the parties to be reasonable for the purposes of protecting the value of the business and goodwill of the Company. The Executive acknowledges that the Company would be irreparably harmed and that monetary damages would not provide an adequate remedy in the event of a breach of the provisions of Sections 6 or 7. Accordingly, the Executive agrees that the Company shall be entitled to injunctive and other equitable relief to secure the enforcement of these provisions, in addition to any other remedy which may be available to the Company, and that the Company shall be entitled to receive reimbursement from the Executive for reasonable attorneys' fees and expenses incurred by the Company in enforcing these provisions. It is the desire and intent of the parties that the provisions of Sections 6, 7 and 8 be enforced to the fullest extent permissible under
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the laws and public policies of each jurisdiction in which
enforcement is sought. If any provisions of Sections 6, 7 or 8 is declared by a court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too broad a range of activities or in too large a geographic area, however, such provision shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. If any provisions of Sections 6, 7, or 8 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties. The provisions of Sections 6, 7 and 8 shall survive termination of the Agreement.

     9. Termination. This Agreement may be terminated prior to the expiration of the term set forth in Section 2 upon the occurrence of any of the events set forth in, and subject to the terms of, this Section 10.

     (a) Death. This Agreement will terminate immediately and automatically upon the death of the Executive.

     (b) Cause. This Agreement may be terminated at the Company's option, immediately upon notice to the Executive, upon:
(i) breach by the Executive of any material provision of this Agreement; (ii) gross negligence or willful misconduct of the Executive in connection with the performance of his duties under this Agreement, or Executive's willful refusal to perform any of his duties or responsibilities required pursuant to this Agreement; or (iii) fraud, conviction or a felony or crime involving moral turpitude, or embezzlement by the Executive.

     (c) Voluntary Termination by the Executive. The Executive may terminate this Agreement at any time upon giving 90 days prior written notice.

     (d) Effect of Termination. In the event of any termination under this Section 10, the Company shall have no further obligation under this Agreement to make any payments to, or bestow any benefits on, the Executive from and after the date of the termination, other than payments or benefits accrued and due and payable to him prior to the date of the termination.

     10. Notices. Any notice, request, demand, consent, approval or other communication provided or permitted hereunder shall be in writing and may be given by personal delivery, telecopy or may be sent by registered mail, postage prepaid, addressed to the party for which it is intended at its address as follows:

          If to the Executive:     Rafael Kravec
                                   14100 N.W. 60th Avenue
                                   Miami, Florida 33014
                                   Fax:  (305) 623-9568

          If to the Company:       French Fragrances, Inc.
                                   14100 N.W. 60th Avenue
                                   Miami, Florida 33014
                                   Attn: Vice President and
                                         General Counsel
                                   Fax: (305) 628-8416

A party may change its address for purposes of receipt of any such communication by giving ten days prior notice of such change in the manner above prescribed. Any notice sent by registered mail as aforesaid shall be deemed to have been given on the fifth business day next following the mailing thereof. Any notice sent by telecopy or personally delivered shall be deemed to have been received on the date of delivery.

     11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to principles of conflicts of laws.

     12. Binding Effect; Assignment. This Agreement and all documents and agreements delivered pursuant hereto shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that upon the sale of all or substantially all of the assets, business and goodwill of the Company to another company, or upon the merger or consolidation of the Company with another company, this Agreement shall inure to the benefit of, and be binding upon, both Executive and the company purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other company were the Company. Subject to the foregoing, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their legal representatives, heirs, successors and assigns.

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    13.  Entire Agreement; Modification.  This Agreement
represents the entire agreement between the parties with respect to the subject matter hereof and shall supersede and cancel all prior oral or written agreements including that certain Employment Agreement dated as of July 2, 1992, as amended, between the Executive and a privately-held Florida corporation named French Fragrances, Inc. which merged with and into the Company. This Agreement may be modified or amended only by a written instrument properly executed by the parties hereto.

     14.  Severability; Waiver.   In the event that any one or
more of the provisions of this Agreement shall be held to be invalid, void or unenforceable for any reason, the remaining provisions of this Agreement shall remain in full force and effect, and the invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement. An effective waiver must be in writing and executed by the party to be bound thereby.

      IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement as of the date set forth above.

                                 FRENCH FRAGRANCES, INC.

                                 /s/ Oscar E. Marina
                                 -----------------------
                                 Oscar E. Marina
                                 Vice President


                                 /s/ Rafael Kravec
                                 -----------------------
                                 Rafael Kravec